UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REV Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.investorvote.com/REVG or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by February 26, 2025 at 10:59 P.M. Central Time

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the REV

Group, Inc. Annual Stockholder Meeting to be Held on February 27, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please call 262-957-4594. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 proxy statement and 2024 annual report to stockholders are available at:

www.investorvote.com/REVG

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.investorvote.com/REVG.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before February 14, 2025 to facilitate timely delivery.

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Annual Stockholder Meeting Notice

The REV Group, Inc. Annual Stockholder Meeting will be held on February 27, 2025 at The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, MI 48242, at 10:00 am ET.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5, 6 and 7:

1.	Election of Class II Directors.
2.	Ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025.
3.	Advisory vote on the compensation of our named executive officers.
4.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions.
5.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to limit liability of officers as permitted by Delaware law.
6.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to add a federal forum selection provision.
7.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

Internet – Go to www.investorvote.com/REVG.

Phone – Call us free of charge at 1-866-641-4276.

Email – Send an email to investorvote@computershare.com with “Proxy Materials REV Group, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by February 14, 2025.